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                                                                      EXHIBIT 99



                       CERTIFICATION UNDER SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies in his capacity as an officer of ITLA Capital Corporation (the "Company") that this Annual Report on Form 10-K of the Company for the year ended December 31, 2002 fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 31, 2003                    s/  George W. Haligowski
                                        ------------------------------------
                                        George W. Haligowski
                                        Chairman of the Board,
                                        President and
                                        Chief Executive Officer

Date: March 31, 2003                    /s/  Timothy M. Doyle
                                        ------------------------------------
                                        Timothy M. Doyle
                                        Senior Managing Director and
                                        Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to ITLA Capital Corporation and will be retained by ITLA Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.